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                                                                   EXHIBIT 23.3

                       CONSENT OF INDEPENDENT AUDITORS


Capital Pacific Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement No. 33-63511 on Form S-3 (the "Registration Statement") of Capital Pacific Holdings, Inc. of our reports dated February 24, 1995 on the financial statements of Ranchland Montilla Development, L.P., Ranchland Fairway Development, L.P., Ranchland Portola Development, L.P. and Ranchland Alicante Development, L.P. as of and for the years ended December 31, 1994 and 1993 and of our reports dated February 24, 1995 on the financial statements of J.M.P. Canyon Estates, L.P. and J.M.P. Harbor View L.P. as of December 31, 1994 and for the period July 27, 1994 (inception) through December 31, 1994 and for the period December 13, 1994 (inception) through December 31, 1994, respectively.




                                   ERNST & YOUNG LLP


Newport Beach, California
February 15, 1996